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                                                                  EXHIBIT (a)(3)

                                  NORSTAN, INC.

                                 DECLINE LETTER

                        PURSUANT TO THE OFFER TO EXCHANGE
                       OPTIONS HELD BY ELIGIBLE EMPLOYEES
               UNDER NORSTAN, INC.'S 1995 LONG TERM INCENTIVE PLAN
                                 FOR NEW OPTIONS
             -----------------------------------------------------
              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
                  CENTRAL TIME, ON ____________________, 2001,
                          UNLESS THE OFFER IS EXTENDED
             -----------------------------------------------------

To:      Norstan, Inc.
         5101 Shady Oak Road
         Minnetonka, Minnesota  55434
         Attention: Mary Kiernan
         Telephone:  952.352.4194
         Facsimile:  952.352.4044

         I have received the Offer to Exchange dated __________________, 2001 and the related Acceptance Letter (which together, as each may be amended or supplemented from time to time, constitute the "Offer") provided by Norstan, Inc., describing the stock option exchange program under which eligible employees holding options to purchase common stock under the Norstan, Inc. 1995 Long-Term Incentive Plan, as amended (the "Plan"), with an exercise price equal to or greater than $15.00 per share may tender such options for cancellation in exchange for new options to be granted under the Plan.

         BY RETURNING THIS DECLINE LETTER, I AM NOTIFYING NORSTAN, INC., THAT I DO NOT CURRENTLY PLAN TO TENDER ANY OPTIONS OR TO PARTICIPATE IN THE OFFER.

         I UNDERSTAND THAT NORSTAN, INC., IS ASKING ME TO RETURN THIS DECLINE LETTER SOLELY TO AID THEM IN THE ADMINISTRATION OF THE STOCK OPTION EXCHANGE PROGRAM. I UNDERSTAND THAT THIS DECLINE LETTER IS NOT BINDING IN ANY WAY AND THAT SUBSEQUENT TO DELIVERING THIS DECLINE LETTER TO NORSTAN, INC.. I MAY CHANGE MY MIND AND ACCEPT THE OFFER AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER. To change my mind and elect to participate in the Offer, I must deliver a signed and dated Acceptance Letter (or a facsimile of the Acceptance Letter) with the required information, to Norstan, Inc., while I still have the right to participate in the Offer.

         If I do not accept the Offer, I understand that I will not receive any new options pursuant to the Offer and I will keep my current options. These options will continue to be governed by the

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Plan, under which they were granted, and by the existing option agreement or agreements between Norstan, Inc., and me.



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SIGNATURE:                                  DATE AND TIME


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NAME AND TITLE:                             TAX ID/SSN:


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